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Exhibit 99.1

LETTER OF TRANSMITTAL
To Exchange Depositary Units
of
EASTERN AMERICAN NATURAL GAS TRUST
a Delaware statutory trust
for
up to 3,957,527 Common Units
of
ECA MARCELLUS TRUST I
Pursuant to the Offer to Exchange
Dated                    , 2013
by
ENERGY CORPORATION OF AMERICA

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, AT THE END OF THE DAY ON                    , 2013, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

        This Letter of Transmittal is to be completed either by:

  •
  a broker or banking institution who holds certificates for depositary units of Eastern American Natural Gas Trust ("NGT") on behalf of such broker or banking institution's client; or

  •
  a beneficial owner of depositary units of NGT who holds certificates for such depositary units.

        If you are a beneficial owner of depositary units and certificates representing such depositary units are held for you by a broker or banking institution, please do not mail or deliver this Letter of Transmittal to American Stock Transfer & Trust Company, LLC, the Exchange Agent. Instead, please return your instructions entitled "Instructions to Record Holder" to the appropriate broker or banking institution within ample time to permit the broker or banking institution to submit a tender on your behalf prior to the expiration date.

        If you are a beneficial owner or broker or banking institution who holds certificates representing depositary units, mail or deliver this Letter of Transmittal, or a facsimile hereof, together with the certificates representing your depositary units to the Exchange Agent, at the following addresses:

The Depositary and Exchange Agent for the Offer is:

American Stock Transfer & Trust Company, LLC

If Delivering by Mail:	If Delivering by Hand or Courier:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Phone: Toll-free (877) 248-6417
(718) 921-8317
Fax (718) 234-5001

DESCRIPTION OF NGT DEPOSITARY UNITS TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please Fill in, if blank, exactly as name(s) appear(s) on Unit Certificate(s)	NGT Depositary Units Tendered (Attach additional signed list, if necessary)

	Certificate Number(s)(1)	Total Number of NGT Depositary Units Represented by Certificate(s)(1)	Number of NGT Depositary Units Tendered(2)

Total NGT Depositary Units

(1)	Columns should only be completed if tendering certificates.
(2)	Unless otherwise indicated, it will be assumed that all NGT Depositary Units described above are being tendered. See Instruction 4.

        DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW, WITH SIGNATURE GUARANTEE, IF REQUIRED, AND COMPLETE INTERNAL REVENUE SERVICE ("IRS") FORM W-9 INCLUDED BELOW (OR, IN THE CASE OF A NON-U.S. PERSON, THE APPROPRIATE TYPE OF IRS FORM W-8), IF REQUIRED. THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

        THE EXCHANGE OFFER IS NOT BEING MADE TO (NOR WILL TENDER OF NGT DEPOSITARY UNITS (AS DEFINED BELOW) BE ACCEPTED FROM OR ON BEHALF OF) UNITHOLDERS IN ANY JURISDICTION WHERE IT WOULD BE ILLEGAL TO DO SO.

        This Letter of Transmittal is to be used by unitholders of Eastern American Natural Gas Trust ("NGT"), if certificates for NGT Depositary Units (the "Unit Certificates") are to be forwarded herewith.

        Unitholders whose Unit Certificates are not immediately available or who cannot deliver all other required documents to the Depositary prior to the Expiration Date (as defined in the Offer to Exchange), must tender their NGT Depositary Units according to the guaranteed delivery procedure set forth in the section of the Offer to Exchange captioned "The Offer—Procedure for Tendering" in order to participate in the Offer. See Instruction 2. Delivery of documents to DTC does not constitute delivery to the Depositary.

 Additional Information if NGT Depositary Units Have Been Lost or Are Being Delivered Pursuant to a Previously Sent Notice of Guaranteed Delivery

        If Unit Certificates you are tendering with this Letter of Transmittal have been lost, stolen, destroyed or mutilated, you should contact American Stock Transfer & Trust Company, LLC, as exchange agent (the "Exchange Agent"), toll-free at (877) 248-6417 regarding the requirements for replacement. You may be required to post a bond to secure against the risk that the Unit Certificates may be subsequently recirculated. You are urged to contact the Exchange Agent immediately in order to receive further instructions, for a determination of whether you will need to post a bond and to permit timely processing of this documentation. See Instruction 11.

☐
Check here if tendered NGT Depositary Units are being delivered pursuant to a notice of guaranteed delivery previously sent to the Depositary and complete the following:

        Name(s) of Registered Holder(s):

        Window Ticket Number (if any):

        Date of Execution of Notice of Guaranteed Delivery:

        Name of Eligible Institution that Guaranteed Delivery:

 NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        The undersigned hereby tenders to Energy Corporation of America, a West Virginia corporation ("ECA"), the above described trust units (the "NGT Depositary Units"), of Eastern American Natural Gas Trust, a Delaware statutory trust ("NGT"), pursuant to ECA's offer to exchange NGT Depositary Units, in exchange for up to 3,957,529 common units (the "ECT Common Units") of ECA Marcellus Trust I, a Delaware statutory trust (the "Exchange Offer Consideration"), that it owns, upon the terms and subject to the conditions set forth in the Offer to Exchange, dated                , 2013 (as it may be amended or supplemented from time to time, the "Offer to Exchange"), and in this Letter of Transmittal (as it may be amended or supplemented from time to time, this "Letter of Transmittal" which, together with the Offer to Exchange, constitutes the "Offer"), receipt of which is hereby acknowledged.

        Upon the terms of and subject to the conditions to the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment), and effective upon acceptance for exchange of the NGT Depositary Units validly tendered herewith and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Exchange) in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of ECA all right, title and interest in and to all of the NGT Depositary Units that are being tendered hereby (and any and all distributions, rights, other NGT Depositary Units or other securities issued or issuable in respect thereof on or after the date hereof (collectively, "Distributions")) and irrevocably constitutes and appoints American Stock Transfer & Trust Company, LLC (the "Depositary") the true and lawful agent and attorney-in-fact of the undersigned with respect to such NGT Depositary Units (and any and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest in the NGT Depositary Units tendered by this Letter of Transmittal), to (i) deliver Unit Certificates for such NGT Depositary Units (and any and all Distributions) or transfer ownership of such NGT Depositary Units (and any and all Distributions) on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of ECA, (ii) present such NGT Depositary Units (and any and all Distributions) for transfer on the books of NGT and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such NGT Depositary Units (and any and all Distributions), all in accordance with the terms and subject to the conditions of the Offer.

        By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints each of the designees of ECA the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote at any annual or special meeting of NGT's unitholders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or its, his or her substitute shall in its, his or her sole discretion deem proper, and to otherwise act as each such attorney-in-fact and proxy or its, his or her substitute shall in its, his or her sole discretion deem proper, in each case, with respect to all of the NGT Depositary Units (and any and all Distributions) tendered hereby and accepted for exchange by ECA. This appointment will be effective if and when, and only to the extent that, ECA accepts such NGT Depositary Units for exchange pursuant to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for exchange of such NGT Depositary Units in accordance with the terms of the Offer. Such acceptance for exchange shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such NGT Depositary Units (and any and all Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective). ECA reserves the right to require that, in order for the NGT Depositary Units to be deemed validly tendered, immediately upon ECA's acceptance for exchange of such NGT Depositary Units, ECA or its designees must be able to exercise full voting, consent and other rights with respect to such NGT Depositary Units (and any and all Distributions).

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer any and all of the NGT Depositary Units tendered hereby (and any and all Distributions) and that, when the same are accepted for exchange by ECA, ECA will acquire good, marketable and unencumbered title to such NGT Depositary Units (and such Distributions), free and clear of all liens, restrictions, charges and encumbrances, other than those provided in the NGT trust agreement governing the NGT Depositary Units, and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or ECA to be necessary or desirable to complete the sale, assignment and transfer of the NGT Depositary Units tendered hereby (and any and all Distributions). In addition, the undersigned shall remit and transfer promptly to the Depositary for the account of ECA all Distributions in respect of any and all of the NGT Depositary Units tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, ECA shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire Exchange Offer Consideration of the NGT Depositary Units tendered hereby or deduct from such Exchange Offer Consideration the amount or value of such Distribution as determined by ECA in its sole discretion.

        All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Offer to Exchange, this tender is irrevocable.

        The undersigned hereby acknowledges that delivery of any Unit Certificate shall be effected, and risk of loss and title to such Unit Certificate shall pass, only upon the proper delivery of such Unit Certificate to the Depositary.

        Unless otherwise indicated under "Special Issuance Instructions," please issue the requisite Exchange Offer Consideration for all of the NGT Depositary Units exchanged and, if appropriate, return any Unit Certificates evidencing NGT Depositary Units not tendered or not accepted for exchange in the name(s) of the registered holder(s) appearing above under "Description of Units Tendered." Similarly, unless otherwise indicated under "Special Delivery Instructions," please deliver the ECT Common Units for all of the NGT Depositary Units exchanged and, if appropriate, return any Unit Certificates evidencing NGT Depositary Units not tendered or not accepted for exchange (and any accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above under "Description of Units Tendered." In the event that the boxes entitled "Special Issuance Instructions" and "Special Delivery Instructions" are both completed, please issue the requisite Exchange Offer Consideration for all of the NGT Depositary Units exchanged and, if appropriate, return any Unit Certificates evidencing NGT Depositary Units not tendered or not accepted for exchange (and any accompanying documents, as appropriate) in the name(s) of, and deliver such ECT Common Units and, if appropriate, return any such Unit Certificates (and any accompanying documents, as appropriate) to, the person(s) so indicated. The undersigned recognizes that ECA has no obligation, pursuant to the "Special Issuance Instructions," to transfer any NGT Depositary Units from the name of the registered holder thereof if ECA does not accept for exchange any of the NGT Depositary Units so tendered.

  SPECIAL ISSUANCE INSTRUCTIONS
  (See Instructions 1, 5, 6 and 7)

To be completed ONLY if the certificates for the ECT Common Units to be issued in the name of someone other than the undersigned.
Issue and mail ECT Common Units to:

Name	(Please Print)

Address

(Include Zip Code)
(Taxpayer Identification or Social Security No.)
(Also complete IRS Form W-9 included herein or appropriate IRS Form W-8, as applicable.)

  SPECIAL DELIVERY INSTRUCTIONS
  (See Instructions 1, 5, 6 and 7)

To be completed ONLY if the certificates for the ECT Common Units to be exchanged and/or Unit Certificates not tendered or not accepted are to be mailed to the undersigned at an address other than that shown above.
Mail ECT Common Units to:

Name	(Please Print)

Address	(Include Zip Code)

(Taxpayer Identification or Social Security No.)
Also complete IRS Form W-9 included herein or appropriate IRS Form W-8, as applicable.)

  IMPORTANT
  UNITHOLDER: SIGN HERE

  (Please also complete IRS Form W-9 included herein or the
  appropriate IRS Form W-8, as applicable)

Signature(s) of Holder(s)
Dated:

Must be signed by registered holder(s) exactly as name(s) appear(s) on Unit Certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by Unit Certificates and documents transmitted with this Letter of Transmittal. If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instructions 1 and 5 below.

Name(s)	(Please Print)

Capacity (full title)

☐	Check here if change of address and indicate new address below.

Address:	(Include Zip Code)

Daytime Area Code and Telephone Number

Tax Identification or Social Security No.

        (See IRS Form W-9 included herein or the appropriate IRS Form W-8, as applicable)

  GUARANTEE OF SIGNATURE(S)
  (If Required—See Instructions 1 and 5)

Authorized Sig- nature
Name (Please Print)
Name of Firm
Address (Include Zip Code)
(Area Code) Telephone No.

Dated:                , 2013

 INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

        1.    Guarantee of Signatures.    No signature guarantee is required on this Letter of Transmittal (a) if this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction, includes any participant in DTC's systems whose name appears on a security position listing as the owner of the NGT Depositary Units) of NGT Depositary Units tendered herewith, unless such registered holder has completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal or (b) if such NGT Depositary Units are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of the Securities Transfer Agents Medallion Program or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

        2.    Requirements of Tender.    This Letter of Transmittal is to be completed if Unit Certificates are to be forwarded herewith. Unit Certificates evidencing tendered NGT Depositary Units, as well as this Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date (as defined in the Offer to Exchange). Unitholders whose Unit Certificates are not immediately available, or who cannot deliver all other required documents to the Depositary prior to the Expiration Date, may tender their NGT Depositary Units by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in the section of the Offer to Exchange captioned "The Offer—Guaranteed Delivery." Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by ECA, must be received by the Depositary prior to the Expiration Date; and (iii) Unit Certificates evidencing all tendered NGT Depositary Units, in proper form for transfer, in each case together with this Letter of Transmittal, properly completed and duly executed, with any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Depositary within three (3) business days after the Expiration Date. If Unit Certificates are forwarded separately to the Depositary, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

        The method of delivery of this Letter of Transmittal, Unit Certificates and all other required documents, including delivery through DTC, is at the election and the risk of the tendering unitholder, and the delivery of all such documents will be deemed made (and the risk of loss and title to Unit Certificates will pass) only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the expiration of the Offer.

        ECA will not accept any alternative, conditional or contingent tenders, and no fractional NGT Depositary Units will be exchanged. By executing this Letter of Transmittal, the tendering unitholder waives any right to receive any notice of the acceptance for exchange of NGT Depositary Units.

        3.    Inadequate Space.    If the space provided herein is inadequate, the Unit Certificate numbers and/or the number of NGT Depositary Units tendered should be listed on a separate signed schedule attached hereto.

        4.    Partial Tenders.    If fewer than all of the NGT Depositary Units represented by any Unit Certificate delivered to the Depositary are to be tendered, fill in the number of NGT Depositary Units which are to be tendered in the box entitled "Number of NGT Depositary Units Tendered." In such case, a new certificate for the remainder of the NGT Depositary Units represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All NGT Depositary Units represented by Unit Certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

        5.    Signatures on Letter of Transmittal; Unit Powers and Endorsements.

          (a)    Exact Signatures.    If this Letter of Transmittal is signed by the registered holder(s) of the NGT Depositary Units tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Unit Certificates without alteration, enlargement or any change whatsoever.

          (b)    Joint Holders.    If any of the NGT Depositary Units tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

          (c)    Different Names on Certificates.    If any of the NGT Depositary Units tendered hereby are registered in different names on different Unit Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Unit Certificates.

          (d)    Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the NGT Depositary Units tendered hereby, no endorsements of Unit Certificates or separate unit powers are required unless ECT Common Units are to be delivered, or NGT Depositary Units not tendered or not exchanged are to be returned, in the name of any person other than the registered holder(s). Signatures on any such Unit Certificates or unit powers must be guaranteed by an Eligible Institution.

          (e)    Unit Powers.    If this Letter of Transmittal is signed by a person other than the registered holder(s) of the NGT Depositary Units tendered hereby, Unit Certificates must be endorsed or accompanied by appropriate unit powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the Unit Certificates for such NGT Depositary Units. Signature(s) on any such Unit Certificates or unit powers must be guaranteed by an Eligible Institution. See Instruction 1.

          (f)    Evidence of Fiduciary or Representative Capacity.    If this Letter of Transmittal or any Unit Certificate or unit power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other legal entity or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted.

        6.    Transfer Taxes.    Except as otherwise provided in this Instruction 6, ECA or any successor entity thereto will pay all transfer taxes with respect to the transfer and sale of any NGT Depositary Units to it or its order pursuant to the Offer (for the avoidance of doubt, transfer taxes do not include U.S. federal income taxes or backup withholding taxes). If ECT Common Units are to be delivered to, or if Unit Certificate(s) for NGT Depositary Units not tendered or not accepted for exchange are to be registered in the name of, any person(s) other than the registered holder(s), or if tendered Unit Certificate(s) are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes or other taxes required by reason of the delivery to a person other than the registered holder of such NGT Depositary Units (whether imposed on the registered holder(s) or such other person(s)) payable on account of the transfer to such other person(s) will be deducted from the number of ECT Common Units delivered unless evidence satisfactory to ECA of the payment of such taxes, or exemption therefrom, is submitted.

        7.    Special Issuance and Delivery Instructions.    If ECT Common Units are to be exchanged for any NGT Depositary Units tendered by this Letter of Transmittal and delivered in the name of, and, if appropriate, Unit Certificates for NGT Depositary Units not tendered or not accepted for exchange are to be issued or returned to, any person(s) other than the signer of this Letter of Transmittal or if the ECT Common Units and, if appropriate, such Unit Certificates are to be returned to any person(s) other than the person(s) signing this Letter of Transmittal or to an address other than that shown in this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal must be completed.

        8.    IRS Forms W-9 and W-8.    To avoid backup withholding, a tendering unitholder that is a U.S. person (as defined for U.S. federal income tax purposes) is required to provide the Depositary with a correct Taxpayer Identification Number ("TIN") on IRS Form W-9 (properly completed), which is provided under "Important Tax Information" below, and to certify, under penalties of perjury, that such number is correct and that such unitholder is not subject to backup withholding of U.S. federal income tax, and that such unitholder is a U.S. person, or has otherwise established an exemption from backup withholding. Failure to provide the required information on IRS Form W-9 may subject such tendering unitholder to backup withholding on the payment at the then applicable rate (currently 28%, but, absent new legislation extending the current rates, scheduled to increase to 31% beginning January 1, 2013) on the Exchange Offer Consideration of all NGT Depositary Units exchanged from such unitholder. If the tendering unitholder has not been issued a TIN, such unitholder should follow the instructions on IRS Form W-9.

        Certain unitholders (including, among others, all corporations) may not be subject to backup withholding on payments made pursuant to the Offer. Foreign unitholders should submit an appropriate and properly completed IRS Form W-8, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. Such unitholders should consult a tax advisor to determine which IRS Form W-8 is appropriate. Exempt unitholders, other than foreign unitholders, should furnish their TIN, check the appropriate box on IRS Form W-9 and sign, date and return IRS Form W-9 to the Depository in order to avoid erroneous backup withholding. See the enclosed IRS Form W-9 for more instructions.

        A UNITHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO HIS OR HER QUALIFICATION FOR EXEMPTION FROM BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

        9.    Irregularities.    All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of NGT Depositary Units will be determined by ECA, in its sole discretion, which determination shall be final and binding on all parties, subject to the right of tendering holders of NGT Depositary Units to challenge ECA's determination in a court of competent jurisdiction. ECA reserves the absolute right to reject any and all tenders determined by ECA not to be in proper form or the acceptance for exchange of which may, in the opinion of ECA's counsel, be unlawful. ECA also reserves the absolute right to waive any defect or irregularity in the tender of any NGT Depositary Units of any particular unitholder, whether or not similar defects or irregularities are waived in the case of other unitholders. No tender of NGT Depositary Units will be deemed to have been validly made until all defects and irregularities have been waived or cured within such time as ECA shall determine. None of ECA, the Depositary, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in tenders or incur any liability for failure to give any such notice. ECA's interpretation of the terms of and conditions to the Offer (including, without limitation, this Letter of Transmittal and the instructions hereto) will be final and binding.

        10.    Requests for Additional Copies.    Questions and requests for assistance or additional copies of the Offer to Exchange and this Letter of Transmittal should be directed to the Information Agent at its telephone numbers, address and email address set forth below, and will be furnished at ECA's expense.

        11.    Lost, Stolen Destroyed or Mutilated Certificates.    If any Unit Certificate has been lost, stolen, destroyed or mutilated, the unitholder should promptly notify American Stock Transfer & Trust Company, LLC, the Exchange Agent, toll-free at (877) 248-6417. The unitholder will then be instructed as to the steps that must be taken in order to replace such Unit Certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, destroyed or mutilated Unit Certificates have been followed.

This Letter of Transmittal, properly completed and duly executed, together with Unit Certificates representing NGT Depositary Units being tendered and all other required documents, must be received before the Expiration Date.

 IMPORTANT TAX INFORMATION

        IRS Circular 230 Disclosure: Any discussion of tax issues set forth in this Letter of Transmittal was written in connection with the promotion and marketing of the transactions described herein. Such discussion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding penalties under the Internal Revenue Code. Each holder should seek advice based on its particular circumstances from an independent tax advisor.

        Under U.S. federal income tax law, a unitholder who is a U.S. person surrendering NGT Depositary Units must, unless an exemption applies, provide the Depositary (as payer) with the unitholder's correct TIN on IRS Form W-9 included in this Letter of Transmittal. If the unitholder is an individual, the unitholder's TIN is typically such unitholder's Social Security number. If the correct TIN is not provided, the unitholder may be subject to a $50 penalty imposed by the IRS and payments of cash to the unitholder (or other payee) pursuant to the Offer may be subject to backup withholding of a portion of all payments of the Exchange Offer Consideration.

        Certain unitholders (including, among others, corporations and certain foreign persons) may not be subject to backup withholding and reporting requirements. In order for a foreign unitholder to avoid backup withholding, such person should complete, sign and submit an appropriate IRS Form W-8 signed under penalties of perjury, attesting to his or her exempt status. An IRS Form W-8 can be obtained from the Depositary. Such unitholders should consult a tax advisor to determine which IRS Form W-8 is appropriate. Exempt unitholders, other than foreign unitholders, should furnish their TIN, check the appropriate box on IRS Form W-9 and sign, date and return IRS Form W-9 to the Depositary in order to avoid erroneous backup withholding. See the enclosed IRS Form W-9 for additional instructions.

        If backup withholding applies, the Depositary may be required to withhold and pay over to the IRS a portion of any payment made to a unitholder. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS if eligibility is established and the appropriate procedure is followed.

        This Letter of Transmittal and Unit Certificates and any other required documents should be sent or delivered by each record unitholder or the unitholder's broker, dealer, commercial bank, trust company or nominee to the Depositary. Unitholders submitting Unit Certificates representing NGT Depositary Units to be tendered must deliver such Unit Certificates together with this Letter of Transmittal and any other required documents by mail or overnight courier. Facsimile copies of Unit Certificates or this Letter of Transmittal will not be accepted. This Letter of Transmittal and Unit Certificates evidencing NGT Depositary Units and any other required documents should be sent or delivered by each unitholder or its, his or her broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below:

The Depositary and Exchange Agent for the Offer is:

American Stock Transfer & Trust Company, LLC

If Delivering by Mail:	If Delivering by Hand or Courier:
American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219

Phone: Toll-free (877) 248-6417
(718) 921-8317
Fax (718) 234-5001

        Questions and requests for assistance may be directed to the Information Agent at its address and telephone numbers set forth below. Requests for copies of the Offer to Exchange and this Letter of Transmittal may be directed to the Information Agent. Such copies will be furnished promptly at ECA's expense. Unitholders may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Offer. ECA will not pay any fees or commissions to any broker or dealer or any other person (other than the Information Agent or the Depositary) for soliciting tenders of NGT Depositary Units pursuant to the Offer.

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor
New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 697-6975

Email: info@dfking.com

QuickLinks

Additional Information if NGT Depositary Units Have Been Lost or Are Being Delivered Pursuant to a Previously Sent Notice of Guaranteed Delivery
NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY
INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
IMPORTANT TAX INFORMATION
The Depositary and Exchange Agent for the Offer is